UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

February 11, 2021

Date of Report (Date of earliest event reported)

TSS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33627	20-2027651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 E. Old Settlers Road
Round Rock, Texas	78664
(Address of principal executive offices)	(Zip Code)

(512) 310-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of this Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of  the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the  extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Item 2.03.	Entry into a Material Definitive Agreement Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On Thursday, February 11, 2021, TSS, Inc. (“Borrower”) entered into a revolving line of credit (the “credit facility”) with Texas Capital Bank, National Association (“Lender”) pursuant to a Business Loan Agreement (Asset Based) (the “Loan Agreement”), dated effective December 31, 2020, by and between Borrower and Lender. The obligations under the credit facility are secured by substantially all of Borrower’s assets. Borrower’s subsidiaries, Vortech, L.L.C. and VTC, L.L.C., jointly and severally guaranteed the obligations of Borrower under the credit facility.

The maximum principal amount of the credit facility is $1,500,000. The credit facility is subject to a borrowing base of the lesser of $1,500,000 and 80% of eligible accounts receivables, subject to customary exclusions and limitations and that certain accounts receivables in connection with a vendor payment program with a customer are excluded from the definition of eligible accounts receivables. Borrowings under the credit facility will bear interest at LIBOR plus 3% (effective rate of 3.147% at December 31, 2020). In addition to interest payable on the principal amount of indebtedness outstanding from time to time under the credit facility, Borrower will pay a 0.25% unused facility fee, payable quarterly in arrears. The credit facility matures on December 31, 2021.

The credit facility requires that Borrower maintain a minimum liquidity of $1,500,000 at all times. It also requires Borrower to comply with certain financial covenants, including a maximum Senior Leverage Ratio of 3.00 and a minimum Fixed Charge Coverage Ratio of 1.50. The credit facility also limits the amount of new indebtedness to $250,000 per fiscal year without Lender’s prior written approval.

The Loan Agreement and ancillary documents include customary affirmative covenants for secured transactions of this type, including maintaining adequate books and records, periodic financial reporting, compliance with laws, maintenance of insurance, timely payment of taxes, and notice of adverse events. The Loan Agreement and ancillary documents include customary negative covenants, including incurrence of other indebtedness, mergers, consolidations, transfers of assets, and liens on assets of Borrower. The Loan Agreement and ancillary documents include customary events of default, including payment defaults, failure to perform or observe terms, covenants or agreements included in the Loan Agreement and ancillary documents, insolvency and bankruptcy defaults, judgment defaults, material adverse change defaults, and change of ownership defaults.

A copy of the Loan Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the attached Loan Agreement. Certain attachments to the Loan Agreement have been omitted. Borrower agrees to provide a copy of these attachments to the Securities and Exchange Commission upon request.

Item 9.01.	Financial Statements and Exhibits

99.1	Business Loan Agreement, dated effective December 31, 2020, by and between TSS, Inc. and Texas Capital Bank, National Association

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSS, INC.

By:	/s/ John Penver
John Penver
Chief Financial Officer

Date: February 16, 2021